                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 26th day of August, 1996 (the "Effective Date") by and between The Bibb Company, a Delaware corporation (the "Company"), and Michael L. Fulbright (the "Executive").

                                  BACKGROUND
                                  ----------

          A. The Company is engaged in the manufacturing and marketing of consumer products for the home, principally sheets, pillowcases, towels and other bedding and bath accessories, as well as apparel fabrics and other specially engineered textile products used in making high-pressure hoses and other industrial products (the "Business").

          B. The Company desires to employ Executive, and Executive is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                                     TERMS
                                     -----

          SECTION 1.  Employment.  The Company hereby employs Executive, and
                      ----------
Executive hereby accepts such employment and agrees to serve as the Company's President and Chief Executive Officer (the "President and CEO") during the Employment Period set forth in Section 6, subject to the terms and conditions hereinafter set forth.

          SECTION 2.  Management Duties.  As President and CEO of the Company
                      -----------------
during the Employment Period, Executive shall carry out such duties as are applicable to the position of President and Chief Executive Officer as set forth in the Company's Bylaws, which duties shall however, in all cases be subject to policies set by, and at the direction and control of, the Company's Board of Directors. The Company shall, subject to applicable fiduciary duties of the Company's directors as advised by counsel, nominate the Executive to serve on the Company's Board of Directors for each election of directors during the Employment Period (other than elections of directors in which Executive's then-existing term as a director does not then expire).

          SECTION 3.  Extent of Services.  During the Employment Period,
                      ------------------
Executive shall devote his full working time and attention and give his best efforts, skills and abilities exclusively to the management and operations of the Company and its Business; it being understood and agreed that Executive shall be permitted to: (a) serve as a director or officer of any trade association, civic, educational or charitable organization or governmental entity or (b) serve as a director of any corporation which is not a direct or indirect competitor of the Company, provided that Executive's service as described in clauses (a) and (b) does not materially interfere with Executive's performance of his duties hereunder. Executive shall perform his services hereunder at the Company's Macon, Georgia and Atlanta, Georgia offices and at such other places as are required for the effective management of the Company and its Business.

          SECTION 4.  Compensation and Benefits.
                      -------------------------

          (a) Executive shall receive, during the Employment Period, as compensation for his services a salary (the "Base Salary") at the annual rate of: (i) until the first anniversary of the date hereof, Four Hundred Thousand Dollars ($400,000) per annum; (ii) on and after the first anniversary of the date hereof and until the second anniversary of the date hereof, Four hundred and Twenty-Five Thousand Dollars ($425,000) per annum; and (iii) on and after the second anniversary of the date hereof, Four Hundred and Fifty Thousand Dollars per annum. The Base Salary shall be payable in equal installments at such intervals as the Company pays its employees generally (but in no event less than once per month).

          (b) The Executive shall be eligible to participate in an annual cash bonus program which shall contain financial performance formulas and criteria to be agreed upon by the Company and the Executive and pursuant to which the Company and the Executive intend for Executive to be eligible to earn an amount equal to from 50% to 100% of the Executive's then-existing Base Salary upon satisfaction of the specified financial performance formulas and criteria (the "Bonus Program"); it being understood and agreed that, with respect to the initial year of the Employment Period, Executive shall receive a cash bonus no less than 33% of the Executive's then-existing Base Salary. The amount of each of the three annual cash bonuses to which Executive is entitled shall be determined and the bonus shall be paid to Executive as soon as the underlying financial data is available (but in no event later than 70 days following the end of the year for which the bonus is calculated).

          (c) The Company agrees to grant to Executive options (the "Options") to acquire the Company's shares of common stock (the "Common Stock") as follows:
(A) the Options would apply to
an amount of shares of Common Stock equal to 2% of the Company's Common Stock as of the date of grant calculated on a fully-diluted basis; (B) the exercise price of the Options would be based upon a $100 million aggregate valuation on all of the Company's shares of Common Stock calculated on a fully-diluted basis; (C) shares of Common Stock subject to the Options would vest ratably on the first, second and third anniversary of the date of grant during the Employment Period, provided that, in the event of a Change in Control (as defined in Section 7(e))
--------
or in the event of a termination of the Employment Period other than in accordance with Section 7(a)(iv) or Section 7(a)(v), all shares of Common Stock subject to the Option would vest immediately; and (D) the Options would be exercisable commencing immediately upon vesting and ending on the fifth year after grant of the Options.

          (d) Effective upon the signing of this Agreement, the Company hereby pays and Executive hereby acknowledges receipt of One Hundred and Twenty-Five Thousand Dollars ($125,000) to compensate Executive for incentive compensation forfeited by Executive as a result of his termination of his immediate prior employment.

          (e) During the Employment Period, Executive shall be entitled to participate in the employee benefit plans and programs, including medical, health, dental and other plans described on Exhibit A, together with any
                                            ---------
additional plans and programs generally offered to any other senior executive officers of the Company during the Employment Period.

          (f) The Company hereby agrees, during the Employment Period, to maintain and pay for policy premiums with respect to one or more term life insurance policies (i) naming Executive's designees as beneficiaries and (ii) possessing death benefits aggregating no less than 200% of the Executive's then-existing Base Salary.

          (g) Executive shall be entitled to four (4) weeks of paid vacation per year.

          (h) All payments to Executive or his estate made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws.

          SECTION 5.  Expense Reimbursements.
                      ----------------------

          (a) During the Employment Period, the Company shall reimburse Executive for all reasonable and itemized out-of-pocket expenses incurred by Executive in the ordinary course of the Company's business, provided such expenses are properly reported to the Company in accordance with its accounting procedures.

          (b) The Company shall also reimburse the Executive for: (i) all relocation expenses from Greensboro, North Carolina to Atlanta, Georgia (or any location within 50 miles thereof), (ii) reasonable closing costs in connection with the Executive's purchase of a new home in Atlanta, Georgia (or any location within 50 miles thereof) made within eighteen months following the execution of this Agreement; (iii) reasonable lodging expenses in or near Atlanta, Georgia incurred by Executive and his family during the initial 180 days following the date hereof; and (iv) up to a maximum of Thirty-Five Thousand Dollars ($35,000) for actual membership initiation costs incurred by Executive in connection with his joining a private club in Georgia. The reimbursable relocation expenses referred to above shall include, but not necessarily be limited to, the following costs and expenses, for the contemplated relocation: (1) the costs of packing, transporting and storage (for six months), adequate insurance to cover all items at 100% of value, costs of unpacking and appliance installation, and
(2) the real estate related costs associated with the relocation including transaction fees, mortgage loan filing fees, recording and title research and transfer fees, mortgage points and attorney and legal fees associated with these expenses and costs. If so requested, the Company shall advance funds to the Executive in order to enable the Executive to pay all such reimbursable relocation expenses.

          (c) The Company hereby agrees: (i) to purchase, within 30 days after the Effective Date, the Executive's currently-owned condominium unit located in Greensboro, North Carolina for $325,000, against delivery by the Executive to the Company of good, marketable and fee simple title fee to the condominium unit free and clear of any mortgages, leases, liens and encumbrances (other than the condominium documents and easements servicing the condominium); and (ii) to assume all costs associated with or collateral to the foregoing purchase up to $10,000 in the aggregate.

          SECTION 6.  Term.  The period of Executive's employment under this
                      ----
Agreement (the "Employment Period") shall commence as of the date hereof and, unless sooner terminated pursuant to Section 7 of this Agreement or extended pursuant to the proviso to this sentence, shall continue until the close of business on third anniversary of the date of this Agreement, and shall terminate at such time; provided however that the Employment Period shall be
                        -------- -------
extended for an additional one-year period on the third anniversary of the date of this Agreement and on each anniversary thereafter, unless either the Company or the Executive shall have given written notice to the other, no later than 90 days prior to the last day of the then-existing Employment Period, that the term of this Agreement shall not be so extended.

          SECTION 7.  Termination and Severance.
                      -------------------------

          (a) Notwithstanding anything to the contrary contained herein, the Employment Period shall terminate upon the earliest to occur of the following (which may occur at any time as provided below):

          (i) the close of business on the last day of the then-existing Employment Period (as such Employment Period may be extended from time to time pursuant to Section 6) where either the Company or the Executive has not elected to extend the Employment Period in accordance with the proviso contained in
Section 6;

              (ii)  the Executive's death;

              (iii) delivery by the Company to Executive of a written notice of the Company's election to terminate Executive's employment hereunder because of Executive's Disability (as defined below);

              (iv) delivery by the Company to Executive of a written notice of the Company's election to terminate Executive's employment hereunder for Cause (as defined below) ;

              (v) the close of business which is 90 days after the date on which Executive delivered to the Company a written notice of Executive's election to terminate Executive's employment hereunder and such termination is not for Good Reason (as defined below);

              (vi) delivery by the Company to Executive of a written notice of the Company's election to terminate Executive's employment hereunder and such termination is not for Cause or as a result of Executive's death or Disability; or

              (vii) delivery by Executive to the Company of a written notice of Executive's election to terminate Executive's employment hereunder and such termination is for Good Reason.

          (b) For purposes of this Agreement, "Disability" shall mean that Executive suffers from an illness or other physical or mental impairment which, in the judgment of the Board of Directors of the Company, even with reasonable accommodations prevents Executive from performing his duties hereunder for a period of one-hundred eighty (180) consecutive days. For the purposes of this Agreement, the term "Cause" shall mean (i) the willful and continuing failure by Executive substantially to perform his duties with the Company (other than any such failure resulting from Disability) under this Agreement, provided that,
                                                              --------
solely with respect to any act or omission by Executive which remains curable without significant cost to the Company, "Cause" shall not be deemed to exist under this clause (i) unless Executive has been provided by the Company with at least thirty (30) days prior written notice to Executive of the Company's intention to terminate Executive's employment hereunder for Cause and Executive has not cured or corrected such performance defaults within such thirty-day period, or (ii) the willful and continuing failure by Executive to perform Executive's obligations under Section 9 hereunder, or (iii) the commission by Executive of theft, embezzlement or other felony or misdemeanor crimes against the Company. For purposes of the foregoing definition of "Cause," no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interest of the Company. Notwithstanding the foregoing or any other provision hereof, Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company at a meeting of the Board of Directors of the Company called and held for such purpose (after reasonable notice to Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that, in the reasonable and good faith opinion of the Board of Directors of the Company, Executive was guilty of conduct set forth above and specifying the particulars thereof in reasonable detail. For purposes of this Agreement, "Good Reason" shall mean (i) the willful and continuing failure by the Company substantially to perform its obligations under this Agreement, provided that, solely with respect to any act
                                  --------
or omission by the Company which remains curable without significant cost to the Executive, "Good Reason" shall not be deemed to exist under this clause (i) unless the Company has been provided by the Executive with at least thirty (30) days prior written notice to the Company of the Executive's intention to terminate Executive's employment hereunder for Good Reason and the Company has not cured or corrected such performance defaults within such thirty-day period, or (ii) any material alteration or diminution in Executive's responsibilities to the Company under this Agreement or as delegated to Executive by the Company's Board of Directors in accordance with the Company's Bylaws (other than as a result of a reasonable and good faith determination by the Board of Directors of the Company that such alteration or diminution is in the best interest of the Company).

          (c) Following any termination of Executive's employment hereunder, all obligations of the Company under this Agreement (other than (x) any obligations with respect to the payment of accrued and unpaid salary, accrued and unpaid bonus (including the stipulated bonus for the first year), accrued and unpaid vacation, and expense reimbursement under Sections 4 and 5 hereof through the date of Executive's termination of employment hereunder, (y) any of the obligations of the Company with respect to any Options of Executive that have vested on or prior to the effective date of such termination, and (z) as set forth in Section 7(d)and (e)) shall terminate.

          (d) In the event of any termination of Executive's employment hereunder pursuant to Section 7(a)(vi) or Section 7(a)(vii) after the date hereof but prior to the second anniversary of the date of this Agreement, the Company shall pay to Executive severance compensation in an amount equal to 200% of Executive's Base Salary as in effect on the date of such termination and Executive shall be entitled to continue to be covered by the employee benefit programs and policies described in Section 4(e) and Section 4(f) for the remainder of the three-year period following the date hereof (or, if the terms of such programs and policies do not allow coverage of former employees, the Company shall provide Executive with cash payments sufficient to enable Executive to obtain reasonably equivalent coverage from other sources satisfactory to the Company and the Executive) (such employee benefit programs and policies, the "Employee Benefits").

          (e) In the event of any termination of Executive's employment hereunder pursuant to Section 7(a)(vi) or Section 7(a)(vii) after the second anniversary of the date of this Agreement, the Company shall pay to Executive severance compensation in an amount equal to 100% of Executive's Base

Salary as in effect on the date of such termination and Executive shall be entitled to continue to be covered by the Employee Benefits; provided, however,
                                                             --------  -------
if a Change of Control occurs between the second and third anniversary of the date of this Agreement and Executive's employment hereunder is terminated pursuant to Section 7(a)(vi) or Section 7(a)(vii) following such a Change of Control, then the Company shall pay to Executive severance compensation in an amount equal to 200% of Executive's Base Salary as in effect on the date of such termination and Executive shall be entitled to continue to be covered by the Employee Benefits. For purposes of this Agreement, "Change in Control" means (i) any sale of all or substantially all of the Company's assets to any person or entity (a "Person"), or (ii) any sale or series of related sales which, in the aggregate, transfer 80% or more of the voting shares of the Company to any Person or group of Persons (as the term "group" is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), or (iii) any merger of the Company with any other Person following which the Company is not the surviving entity; it being understood and agreed that "Change of Control" shall not include (x) any sale, merger or consolidation with or to any Person in which the shareholders of the Company immediately prior to such sale, merger or consolidation own or obtain controlling voting power of such Person immediately following such transaction, or (y) any merger by and between the Company and Newco as more specifically described in the Company's Disclosure Statement dated June 10, 1996 to holders of the Company's Old Subordinated Notes and Old Equity Interests.

          (f) All cash severance compensation amounts owed pursuant to Section 7(d) and 7(e) shall be paid within thirty (30) days following the effective date of Executive's termination, as applicable. The Company shall be responsible for ensuring that any successor to the Company, as a result of a Change in Control, fully honors the Company's obligations under this Agreement.

          (g) Any termination by the Company or by Executive of Executive's employment hereunder shall be communicated by written notice which shall indicate the specific termination provision in this Agreement relied upon.

          (h) Any severance compensation granted in Section 7 of the Agreement shall be the sole and exclusive compensation or benefit due to Executive upon termination of Executive's employment.

          (i) Notwithstanding anything to the contrary contained herein, the parties understand and agree that this Agreement shall be subject to, and the effectiveness of this Agreement shall be conditioned upon, approval by the United States Bankruptcy Court for the District of Delaware (the "Approval").
In the event the Approval is sought through the filing of a motion, the parties further understand and agree that the Company shall review the Motion with Executive prior to filing and shall not mention the name of the Executive without the consent of the Executive. The Debtor agrees to promptly seek the Approval. In the event that the Approval is not obtained by September 30, 1996, this Agreement shall be null and void.

          SECTION 8.  Representations, Warranties and Acknowledgments of
                      --------------------------------------------------
Executive.
---------

          (a) Executive represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding (including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Section 9 hereof) which in any manner would limit or otherwise affect his ability to perform his obligations hereunder. Executive further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

          (b) Executive represents and warrants that he acknowledges the Company's belief that it would cause the Company serious and irreparable injury and cost if Executive were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Section 9.

          (c) Executive recognizes and acknowledges that: (i) in the course of Executive's employment by the Company it will be necessary for Executive to acquire information which could include, in whole or in part, information concerning the Company's experimental and development plans, trade secrets, secret procedures, information relating to ideas, improvements, and inventions, disclosures, processes, systems, formulas, composition, patents, patent applications, machinery, materials research activities and plans, customers or vendors and prospective customers, the Company's product costs, the Company's prices, profits and volume of sales, and future business plans, and other confidential or proprietary information belonging to the Company or relating to the Company's affairs, even if such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements or other agreements entered into by the Company or any of its affiliates (collectively, such information is referred to herein as the "Confidential Information"); (ii) the Confidential Information is the property of the Company; (iii) the use, misappropriation or disclosure of the Confidential Information would cause irreparable injury to the Company; and (iv) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive's own advantage or the advantage of others (except as may be necessary for the performance of Executive's duties hereunder).

          (d) Executive further recognizes and acknowledges that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. (S) 1 et seq. In the event of publication of such materials,
                      -- ---
Executive acknowledges that since the work is "work made for hire," the Company will solely retain and own all rights in said materials, including right of copyright.

          SECTION 9.  Executive's Covenants and Agreements.
                      ------------------------------------

          (a) Executive agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Board of Directors of the Company, disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, any of the Confidential Information, whether or not developed by Executive, except as required in the performance of Executive's duties to the Company. Notwithstanding anything to the contrary contained herein, the foregoing confidentiality obligations of the Executive shall not apply to any information or data that is generally available within the public domain or otherwise publicly accessible through legal means (in no event, in any case, as a result of Executive's breach of his obligations hereunder).

          (b) Upon the termination of Executive's employment with the Company for any reason Executive shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals, price lists, customer lists, company credit cards, company vehicles and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

          (c) Executive covenants and agrees that during the period of Executive's employment hereunder and, if applicable, during the Non-Compete Period, Executive shall not, anywhere in the world, directly or indirectly, engage (whether as principal, agent, officer, director, employee, consultant, shareholder, or otherwise, whether alone or in association with any other person, corporation or other entity) in any business or other enterprise which sells or attempts to sell in competition with the Company any products or services which are the same as or substantially similar to the products or services sold or proposed to be sold by the Company at any time during the last two (2) years prior to the termination of Executive's employment hereunder. For purposes of this Agreement, "Non-Compete Period" means the following period of time after any termination of Executive's employment by Executive pursuant to
Section 7(a)(v): the shorter of (x) two (2) years immediately following the termination of Executive's employment by Executive under this Agreement, and (y) the amount of time otherwise remaining in the three-year period ending on the third anniversary of the date of this Agreement.

          (d) Executive agrees that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer or supplier of the Company for any purpose other than for the benefit of the Company.

          (e) Executive agrees that, for two (2) years following termination of Executive's employment with the Company hereunder for any reason, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the employ of the Company for any reason whatsoever nor shall Executive offer or provide employment (whether such employment is with the Executive or any other business or enterprise), either on a full-time basis or part-time or consulting basis, to any person who then currently is, or who within one year prior thereto had been, employed by the Company or any of its subsidiaries.

          SECTION 10.  Remedies.  Executive acknowledges that his promised
                       --------
services hereunder are of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach hereof by Executive, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Executive from committing any act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. If the Company is obliged to resort to the courts for the enforcement of any of the covenants of Executive contained in Section 9 hereof, each such covenant shall be extended for a period of time equal to the period of such breach, if any, which extension shall com mence on the later of (i) the date on which the original (unex tended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

          SECTION 11.  Waiver of Breach.  The waiver by the Company or Executive
                       ----------------
of a breach of any provision of this Agreement by the other party (the "Breaching Party") shall not operate or be construed as a waiver of any other or subsequent breach by the Breaching Party of such or any other provision. No delay or omission by the Company or Executive in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Executive from time to time and as often as may be deemed expedient or necessary by the Company or Executive in its or his sole discretion.

          SECTION 12.  Notices.  All notices required or permitted hereunder
                       -------
shall be made in writing by hand-delivery, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:

          To the Company:

          The Bibb Company
          237 Coliseum Drive
          Macon, GA  31201
          Attention: Board of Directors

          To Executive:

          Michael L. Fulbright
          10 Sturbridge Lane
          Greensboro, NC  27408

or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third day next succeeding the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          SECTION 13.  Severability.  If any term or provision of this Agreement
                       ------------
or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

          SECTION 14.  Governing Law.  The implementation and interpretation of
                       -------------
this Agreement shall be governed by and enforced in accordance with the laws of the State of Georgia without giving effect to the conflicts of law provisions thereof.

          SECTION 15.  Binding Effect and Assignability.  The rights and
                       --------------------------------
obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Neither party's rights under this

Agreement shall, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated without the prior written consent of the other party; it being understood that no merger or consolidation involving the Company shall be deemed an assignment.

          SECTION 16.  Attorneys' Fees; Costs.  If a party hereto prevails in a
                       ----------------------
proceeding for damages or injunctive relief, that party, in addition to other relief, shall be entitled to reasonable attorneys' fees, costs and the expenses of litigation incurred by such party in securing the relief granted by the Court.

          SECTION 17.  Counterparts; Section Headings.  This Agreement may be
                       ------------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

          SECTION 18.  Survival.   Notwithstanding the termination of this
                       --------
Agreement or Executive's employment hereunder for any reason, Sections 8, 9, 10, 14, 16 and 18 hereof (and any other provisions that explicitly contemplate extending beyond the termination of this Agreement or the Employment Period) shall survive any such termination.

          SECTION 19.  Entire Agreement.  This instrument constitutes the entire
                       ----------------
agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Executive and the Company.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.


                                Company:
                                -------

                                The Bibb Company



                                By: /s/ A. William Ott
                                -----------------------------



                                Executive:
                                ---------



                                /s/ Michael L. Fulbright
                                -----------------------------
                                Michael L. Fulbright

                       AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT is made this 1st day of April, 1997, to that certain Employment Agreement (the "Agreement") entered into on August 26, 1996, by The Bibb Company, a Delaware corporation (the "Company") and Michael L. Fulbright (the "Executive"). The Company and Fulbright wish to amend the Agreement as indicated below, effective retroactively to the initial date of said Agreement, which is August 26, 1996. The Company's Board of Directors approved this Amendment on January 22, 1997, and this Amendment is made pursuant to the authority to amend which is contained in Section 19 of the Agreement.

                                      1.

     The Option exercise price referred to in Section 49(c)(B) of the Agreement has been calculated and confirmed as $7.10 per share.

                                      2.

     Section 7(e) of the Agreement is hereby amended by changing subsection (ii) of the definition of Change of Control contained in said section to replace "80%" with "50%." As changed, the subsection reads as follows:

     "(ii) any sale or series of related sales which, in the aggregate, transfer 50% or more of the voting shares of the Company to any Person or group of Persons (as the term "group" is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended),"

                                       3.

     The remaining provisions of said Agreement are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the Company and Fulbright have exercised this Amendment.

                                       THE BIBB COMPANY


                                       By: /s/ A. William Ott
                                           -----------------------------------
                                       Title: Chief Financial Officer


                                       /s/ Michael L. Fulbright
                                       ---------------------------------------
                                       Michael L. Fulbright